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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 1998 relating to the financial statements and financial statement schedule of Ryder TRS, Inc., which appear in Ryder TRS, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                       /s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
July 6, 1999